Exhibit 3

                              State of Delaware
                      Office of the Secretary of State            PAGE 1
                               --------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "PREMIER AUTO TRUST 1999-3", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JUNE, A.D. 1999, AT 9:30 O'CLOCK A.M.










                                        /s/ Edward J. Freel
                                        -----------------------------------
                      [ SEAL ]          Edward J. Freel, Secretary of State


3056050 8100                            AUTHENTICATION: 9803394
991238431                               DATE: 06-14-99






                            CERTIFICATE OF TRUST
                                     OF
                          PREMIER AUTO TRUST 1999-3

         THIS Certificate of Trust of Premier Auto Trust 1999-3 (the "Trust") is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del C ss 3801 et seq.) (the "Act").

         1. Name: The name of the business trust formed hereby is Premier Auto Trust 1999-3.

         2. Delaware Trustee: The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration Department.

         3. Effective Date: This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.


                                    CHASE MANHATTAN BANK DELAWARE, not in
                                    its individual capacity but solely as
                                    trustee.


                                    By: /s/ J.J. Cashin
                                    -----------------------------
                                    Name:    JOHN J. CASHIN
                                    Title:   VICE-PRESIDENT



                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 08:30 AM 06/14/1999
                                                       991238431 - 3056050